                                                                     EXHIBIT 4.7

                         REGISTRATION RIGHTS AGREEMENT


     This Registration Rights Agreement (together with any amendments and exhibits hereto, this "Agreement") is made as of May 16, 2001 and effective upon execution of the Merger Agreement (as defined below), between Credence Systems Corporation, a Delaware corporation ("Parent") and the parties listed on Exhibit
                                                                         -------
A hereto (the "Eligible Stockholders"), in connection with that certain
-
Agreement and Plan of Merger and Reorganization, dated May 16, 2001 (the "Merger Agreement") among Parent, Iguana Acquisition Corporation and Integrated Measurement Systems, Inc.

     1.   Definitions.  As used in this Agreement:

          (a)  "Commission" The Securities and Exchange Commission.

          (b) "Form S-3" means such form under the Securities Act as in effect on the date hereof or any registration form under the Securities Act subsequently adopted by the Commission which similarly permits inclusion or incorporation of substantial information by reference to other documents filed by Parent with the SEC.

          (c) "Form S-3 Registration Statement" has the meaning ascribed to it in Section 2 of this Agreement.
   ---------

          (d) "Holders" mean persons owning or having the right to acquire Registrable Securities and their successors and any permitted assigns.

          (e) "Material Event" means the happening of any event during the period that a Form S-3 Registration Statement described in Section 2 hereof is
                                                           ---------
required to be effective as a result of which, in the reasonable judgment of Parent upon the advice of counsel, such registration statement or the related prospectus contains or may contain any untrue statement of a material fact or omits or may omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

          (f) "Registrable Securities" means (i) the shares of Parent Common Stock that are issued to Eligible Stockholders pursuant to the Merger Agreement and (ii) any shares of Parent Common Stock or any other security that may be issued as a dividend or other distribution (including shares of Parent Common Stock issued in a subdivision and split of Parent's outstanding Common Stock) with respect to, or in exchange for or in replacement of, shares of Parent Common Stock described in clause (i) of this Section 1(e) or in this clause
                                             ------------
(ii); excluding in all cases, however, any such shares that are: (x) sold under
      ---------
any registration under the Securities Act; (y) sold by a person in a transaction in which rights under this Agreement are not assigned in accordance with the terms of this Agreement; or (z) sold pursuant to Rule 144 promulgated under the Securities Act. Except as provided in clause (ii) of the first sentence of this
Section 1(e), without limitation the term "Registrable Securities" does not
------------                                                            ---
include: (i) any shares of Parent Common Stock that were not issued in the Merger; or (ii) any shares of Parent Common Stock issued in the Merger other than to the Eligible Stockholders.

          (g) "Registration Expenses" mean all expenses incurred in connection with the filing and obtaining effectiveness of the Form S-3 Registration Statement pursuant to this Agreement, including, without limitation, all SEC, NASD and "blue sky" registration and filing fees, printing expenses, transfer agents' and registrars' fees, and fees and disbursements of outside counsel and independent accountants for Parent, but shall not include Selling Expenses.

          (h)  "Securities Act" means the Securities Act of 1933, as amended.

          (i) "Selling Expenses" mean all underwriting discounts, selling commissions and stock transfer taxes applicable to the sale of Registrable Securities and fees and disbursements of any separate legal, accounting and other advisors of any Holder in connection with the registration and sale of the Registrable Securities.

          Terms not otherwise defined herein have the meanings given such terms in the Merger Agreement.

2. Form S-3 Registration. In case the Parent shall receive from any Holder or Holders of at least 50% of all Registrable Securities then outstanding a written request or requests that the Parent effect a registration on Form S-3 (the "Form S-3 Registration Statement") with respect to all or a part of the Registrable Securities owned by such Holder or Holders, then the Parent will:

          (a)  Notice. Promptly give written notice of the proposed registration
               ------
and the Holder's or Holders' request therefor to all other Holders; and

          (b)  Registration. As soon as reasonably practicable, effect such
               ------------
registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder's or Holders' Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within 20 days after receipt of such written notice from the Parent; provided, however, that the Parent shall not be obligated to effect
            --------  -------
any such registration, qualification or compliance pursuant to this Section 2:
                                                                    ---------

                  (1) if Form S-3 is not available for such offering by the
                      Holders;

                  (2) if the Parent has already effected one registration on
                      Form S-3 for the Holders pursuant to this Section 2;
                                                                ---------

                  (3) in any particular jurisdiction in which the Parent would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance; or

                  (4) with respect to any Registrable Securities proposed to be sold by a Holder if all such Registrable Securities proposed to be sold by such Holder may then be sold without registration and without regard to, or required compliance with, any volume limitations specified under the Securities Act pursuant to Rule 144 and Rule 145 under the Securities Act.

     3.   Postponement of Registration.

          (a)  Registration. Notwithstanding Section 2 above, Parent shall be
                                             ---------
entitled to postpone the declaration of effectiveness of the Form S-3 Registration Statement for a reasonable period of time, but not in excess of 120 calendar days, if the Board of Directors of Parent, acting in good faith and upon the advice of counsel, determines that there exists (i) a Material Event or
(ii) material nonpublic information about Parent which the Board of Directors believes the disclosure of which in a registration statement would be adverse to the interests of the Parent and its stockholders and which information would otherwise be required by the Securities Act to be disclosed in the Form S-3 Registration Statement; provided, however, that Parent shall end such postponement as soon as reasonably practicable, and that Parent may not exercise this deferral right more than once.

          (b) Material Event. The Holders agree that, upon receipt of any notice from Parent of the happening of a Material Event, the Holders will forthwith discontinue any disposition of Registrable Securities pursuant to the Form S-3 Registration Statement until the Holders' receipt of copies of supplemented or amended prospectuses prepared by Parent (which Parent will use its commercially reasonable efforts to prepare and file as promptly as practicable), and, if so directed by Parent, the Holders will deliver to Parent (at Parent's cost) or destroy all copies in their possession, other than permanent file copies then in the Holders' possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice.

     4.   Obligations of Parent.

          (a)  Except as set forth in Sections 2 and 3, whenever required to
                                      ----------------
effect the registration of any Registrable Securities under this Agreement, Parent shall, as expeditiously as reasonably possible:

                  (1) Prepare and file with the Commission a registration statement with respect to such Registrable Securities and use its reasonable efforts to cause such registration statement to become effective and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective until the earlier of (i) 180 successive days or (ii) all Registrable Securities registered on such registration statement have been sold.

                  (2) Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be reasonably necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

                  (3) Furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of the Registrable Securities owned by them that are included in such registration.

                  (4) Use its reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Parent shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process or subject itself to taxation in any such states or jurisdictions.

                  (5) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an underwriting agreement.

                  (6) Cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange on which similar securities issued by the Parent are then listed.

                  (7) Provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the date by which such actions are required to be taken by applicable law or by the rules of any securities exchange on which securities issued by the Parent are then listed or approved for listing.

                  (8) Notify each Holder covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event of which the Parent becomes aware as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

                  (9) Furnish, at the request of any Holder requesting registration of Registrable Securities, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated as of such date, of the counsel representing the Parent for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, or if not underwritten, in form and substance as is customarily given to underwriters and reasonably satisfactory to counsel to the Holder offering the greatest number of Registrable Securities for sale in the registration, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities, and (ii) a "comfort" letter dated as of such date, from the independent certified public accountants of the Parent, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, or if not underwritten, in form and substance as is customarily given to underwriters and reasonably satisfactory to counsel to the Holder offering the greatest number of Registrable Securities for sale in the registration, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities.

          (b) Parent shall comply with all of the reporting requirements of the Exchange Act applicable to it and shall comply with all other public information reporting requirements of the Commission that are conditions to the availability of Rule 144 for the sale of the Registrable Securities. Parent shall cooperate with the Holders in supplying such information as may be necessary for the Holders to complete and file any information reporting forms presently or hereafter required by the Commission as a condition to the availability of Rule 144.

     5. Furnish Information. It shall be a condition precedent to the obligations of the Parent to take any action pursuant to Section 2 that the
                                                         ---------
selling Holders shall furnish to the Parent such information regarding themselves, the Registrable Securities held by them and the intended method of disposition of such securities as shall be required to timely effect the registration of their Registrable Securities.

     6. Expenses. All Registration Expenses incurred in connection with the Form S-3 Registration Statement pursuant to this Agreement shall be split equally between (i) the Parent and (ii) the Holders; provided, however; Parent
                                                     -----------------
shall not be required to pay for any expenses of any registration proceeding begun pursuant to this Agreement if the registration request is subsequently withdrawn at the request of the Holders of at least 50% of the Registrable Securities to be registered unless the registration is withdrawn because Holders have learned of a Material Event or material adverse change in the condition, business or prospects of Parent from that known to the Holders at the time of their request, in which case Parent will be required to pay its half of such expenses. Unless otherwise agreed among the Holders, all Selling Expenses relating to securities so registered shall be borne by the Holders of such securities pro rata on the basis of the number of shares so registered on their
           --- ----
behalf, as shall any other expenses in connection with the registration required to be borne by any Holder of such securities which shall be paid, at the election the Holders thereof, out of the proceeds from such sale.

     7. Indemnification. In the event of any offering registered pursuant to this Agreement:

          (a) Parent will indemnify and hold harmless each Holder and, if an entity, each of the Holder's directors and officers and each affiliate or person who controls the Holder within the meaning of Section 15 of the Securities Act, and any underwriter (as defined in the Securities Act), with respect to the Form S-3 registration or qualification effected pursuant to this Agreement, against all expenses, claims, losses, damages and liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, to which any of the foregoing persons may be subject under the Securities Act or otherwise arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in the Form S-3 Registration Statement, or any amendment or supplement thereto, or prospectus related thereto, incident to any such registration or qualification, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they are made, not misleading, or any violation by Parent of the Securities Act, the Exchange Act or any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act, or state securities laws, or common law, applicable to Parent in connection with any such registration or qualification, and will reimburse such Holder and each such director, officer, affiliate, control persons, and underwriter for any legal and any other expenses reasonably incurred by any of them in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, provided, however, that Parent will not be liable to any Holder in any such case (i) to the extent that any such claim, loss, damage, liability or expense arises out of or is based in any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder, its officers, its directors, its affiliates or any controlling person of such Holder or (ii) if a Holder disposes of Registrable Securities in breach of the first sentence of Section 3(b) and the claim, loss,
                                              ------------
damage, liability or expense arises out of or is based substantially upon the omission of the Material Event from the prospectus under which such Registrable Securities were sold.

          (b) Each Holder of Registrable Securities will severally and not jointly indemnify and hold harmless Parent, each of its directors and officers and each affiliate or person who controls Parent within the meaning of Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) or a material fact contained in the Form S-3 Registration Statement, or any amendment or supplement thereto, or prospectus related thereto, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement or prospectus in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder, its officers, its directors, its affiliates or any controlling person of such Holder and will reimburse Parent, the remaining Holders, such directors, officers, or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, but only to the extent, that such untrue statement or omission is made in such registration statement or prospectus, in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder, its officers, its directors or any controlling person of such Holder; provided, however, that the maximum amount of liability in respect of such indemnification shall be in proportion to and limited to, in the case of each Holder of Registrable Securities, an amount equal to the net proceeds actually received by such Holder from the sale of Registrable Securities effected pursuant to such registration.

          (c)  Each party entitled to indemnification under this Section 7 (the
                                                                 ---------
"Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has notice of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, jointly with any other Indemnifying Party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such Indemnified Party, and after notice from the Indemnifying Party to such Indemnified Party of its election so to assume the defense thereof, the Indemnifying Party shall not be responsible for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof; provided, however, that, if any Indemnified Party shall have reasonably concluded that there may be one or more legal or equitable defenses available to such Indemnified Party which are additional to or conflict with those available to the Indemnifying Party, or that such claim or litigation involves or could have an effect upon matters beyond the scope of the indemnity agreement provided in this Section 7, then the Indemnifying Party shall not have the right to
        ---------
assume the defense of such action on behalf of such Indemnified Party and such Indemnifying Party shall reimburse such Indemnified Party and any Person controlling such Indemnified Party for that portion of the fees and expenses of any counsel retained by the Indemnified Party which is reasonably related to the matters covered by the indemnity agreement provided in this Section 7. The
                                                            ---------
Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement, except to the extent, but only to the extent, that the Indemnifying Party's ability to defend against such claim or litigation is impaired as a result of such failure to give notice. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Whether or not the defense of any claim or action is assumed by the Indemnifying Party, such Indemnifying Party will not be subject to any liability for any settlement without its consent.

          (d)  If the indemnification provided for in this Section 7 is held by
                                                           ---------
a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, claim, damage, liability or action referred to herein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amounts paid or payable by such Indemnified Party as a result of such loss, claim, damage, liability or action in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other, in connection with the statements or omissions which resulted in such loss, claim, damage, liability or action as well as any other relevant equitable considerations; provided, however, that, if either of the circumstances described in the proviso of Section 7(a) apply to the Indemnified Party, then the Indemnifying Party
   ------------
shall not be obligated to contribute with respect to such loss, claim, damage, liability or action to the extent set forth in such proviso. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

          (e) Parent and the Holders agree that it would not be just and equitable if contribution pursuant to Section 7(d) were determined by any pro
                                      ------------
rata allocation (even if the Holders were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Sections 7(c) and 7(d). The amount paid
                                        ----------------------
or payable by an Indemnified Party as a result of the losses, claims, damages and liabilities referred to in subsection (d) of this Section 7 shall be deemed
                                                      ---------
to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim.

          (f)  The obligations of Parent and any of the Holders under this
Section 7 shall survive the completion of any offering of stock in a
---------
registration statement under this Agreement.

     8. Restrictions on Transfer. The Holders understand that the Registrable Securities issued in connection with the Merger Agreement shall not be transferable except (a) in accordance with a registration statement filed with the SEC, in which case Holder must comply with the requirement of delivering a current prospectus, (b) in accordance with Rule 145 and, if applicable, Rule 144, or (c) pursuant to an exemption from the registration requirements of the Securities Act. Parent shall be entitled to give stop transfer instructions to its transfer agent with respect to the Registrable Securities in order to enforce the foregoing restrictions.

     9. Assignment of Registration Rights. The rights to cause Parent to register Registrable Securities pursuant to this Agreement may not be assigned by the Holders to any person or entity; provided, however, that a Holder may assign the rights to cause Parent to register Registrable Securities pursuant to this Agreement to a transferee or assignee of Registrable Securities that is (a) a wholly-owned subsidiary of such Holder; or (b) a person who controls such Holder within the meaning of Section 15 of the Securities Act; or (c) to another transferee not covered by (a) or (b) receiving at least 30% of the Registrable Securities originally issued to the Holder under the Merger Agreement and provided, further, that (i) the transferor shall, within ten (10) days after such transfer, furnish to Parent written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; and (ii) such transferee or assignee shall agree to be subject to all restrictions set forth in this Agreement.

     10. Amendment of Registration Rights; Waivers. This Agreement may be amended by the Holders of two-thirds (2/3) of the Registrable Securities and Parent at any time by execution of an instrument in writing signed on behalf of each of the parties; provided, however, that no modification, amendment or waiver that would treat any Holder of Registrable Securities then outstanding in a non-ratable, discriminatory manner, or adversely affect the rights of any Holder, shall be made without the prior written consent of such Holder. The failure of any party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

     11. Limitation of Registration Rights. Parent shall not have any obligation to register any Registrable Securities other than as set forth in this Agreement.

     12. Grant of Additional Registration Rights. The Holders acknowledge that Parent may acquire other companies and in the course of such acquisitions may grant the equity owners thereof registration rights with respect to their shares of Parent on terms which would be negotiated at such time and may be more favorable than the terms of this Agreement.

     13. Termination. This Agreement shall terminate on the earlier of (a) the one year anniversary of the Effective Time of the Merger or (b) the earlier termination of the Merger Agreement pursuant to its terms.

     14. Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be deemed effectively given upon delivery to the party to be notified in person or by courier service or five days after deposit with the United States mail, postage prepaid, addressed (a) if to the Holders, at the Holders' addresses as set forth in the securities register of Parent as the case may be or (b) if to Parent, at: Credence Systems Corporation, 215 Fourier Avenue, Fremont, California 94539, Attention: General Counsel (Telephone: (510) 657-7400/ Facsimile: (510) 623-2591).

     15. Governing Law; Interpretation. This Agreement shall be construed in accordance with and governed for all purposes by the laws of the State of California regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

     16. Severability; Survival. If any portion of this Agreement is held by a court of competent jurisdiction to conflict with any federal, state or local law, or to be otherwise invalid or unenforceable, such portion of this Agreement shall be of no force or effect, and this Agreement shall otherwise remain in full force and effect and be construed as if such portion had not been included in this Agreement.

     17. Entire Agreement. This Agreement contains the entire agreement and understanding of the parties and supersedes all prior discussions, agreements and understandings relating to the subject matter hereof.

     18. Counterparts; Facsimile Signatures. This Agreement may be executed in any number of counterparts, all of which shall be considered one and the same agreement and shall become effective when such counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart. A facsimile counterpart signature to this Agreement shall be acceptable if the originally executed counterpart is delivered within a reasonable period thereafter.

     19.  Successors and Assigns.   This Agreement shall bind and inure to the
benefit of Parent and the Holders and, subject to Section 8, the respective
                                                  ---------
successors and assigns of Parent and the Holders.

     20. Headings. The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.

                           [Signature Page Follows]

     IN WITNESS WHEREOF, Parent and the Holders have caused this Agreement to be executed as of the date first above written.



                                      CREDENCE SYSTEMS CORPORATION

                                      By: /s/ John R. Detwiler
                                      -----------------------
                                      Name:  John R. Detwiler
                                      Title:Senior V.P. and CFO



                                      CADENCE DESIGN SYSTEMS, INC.


                                      By: /s/ R.L. Smith McKeithen
                                      ----------------------------
                                      Name: R. L. Smith McKeithen
                                      Title:Sr.Vice President & General Counsel





               [SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]

                                   Exhibit A

                             ELIGIBLE STOCKHOLDERS


                         Cadence Design Systems, Inc.